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                                                            Exhibit 23.2

                         CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 1994, with respect to the financial statements of Enterprise Bank included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-14737) and related Prospectus of Enterbank Holdings, Inc. for the registration of 451,612 shares of its common stock.

                                /s/ Ernst & Young LLP

December 6, 1996
St. Louis, Missouri